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Exhibit 99.1

April 8, 2002

Dear TMP Stockholder:

On March 31, 2003, TMP Worldwide Inc. ("TMP") completed a pro rata distribution of 100% of the outstanding shares of common stock of Hudson Highland Group, Inc. ("HH Group") to the holders of record of TMP common stock that were issued and outstanding as of the close of business on March 14, 2003 (the "spin-off") (provided that through March 31, 2003, shares of TMP common stock traded with due bills entitling the holder of TMP common stock on March 31, 2003 to the distribution of HH Group common stock).

The enclosed Tax Information Statement provides you with important information concerning:

  •
  the U.S. federal income tax treatment of the shares of HH Group common stock you receive as a result of the spin-off,

  •
  the calculation of your U.S. federal income tax basis in your shares of TMP common stock that were outstanding on the record date and the shares of HH Group common stock that were distributed with respect to those TMP shares in the spin-off, and

  •
  the determination of your holding period in your shares of HH Group common stock.

The Tax Information Statement is not intended as a complete description of all the U.S. federal income tax consequences and does not discuss tax consequences under the laws of any state, local or foreign government or any other jurisdiction.

Also included is:

  •
  a shareholder statement to be filed with your U.S. federal income tax return, and

  •
  a worksheet for calculating your U.S. federal income tax basis for the TMP common stock you hold and the HH Group common stock you received.

Sincerely,

Myron F. Olesnyckyj
Secretary
TMP Worldwide Inc.
622 Third Avenue, 39th Floor
New York, NY 10017
www.tmp.com

622 Third Avenue, 39th Floor, New York, NY 10017	www.tmp.com
212 351 7000 f) 646 658 0540

TAX INFORMATION STATEMENT

Spin-off of Hudson Highland Group, Inc. ("HH Group") Through the Distribution by TMP
Worldwide Inc. ("TMP") of Shares of HH Group Common Stock to holders of TMP
Common Stock

We are sending you this Tax Information Statement because we have completed a pro rata distribution of 100% of the outstanding shares of common stock of our subsidiary HH Group to the holders of TMP common stock and wish to provide TMP stockholders with information regarding certain U.S. federal income tax implications to them of the spin-off.

We have received a ruling from the U.S. Internal Revenue Service ("IRS") to the effect that the spin-off distribution generally will be tax-free to TMP stockholders for U.S. federal income tax purposes. TMP stockholders are urged to consult their own tax advisors to determine the particular tax consequences of the spin-off to them, including the effect of any state, local or foreign income and any other tax laws.

The date of this Tax Information Statement is April 8, 2003.

U.S. Federal Income Tax Consequences

TMP has obtained from the IRS a private letter ruling stating that TMP stockholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the distribution of HH Group common stock to them in the spin-off. TMP stockholders who receive cash in lieu of fractional shares may recognize gain or loss with respect to such fractional shares. Current U.S. Department of Treasury Regulations require that each taxpayer who receives this tax-free distribution attach to his or her U.S. federal income tax return for the tax period including March 31, 2003, a statement containing the details of the transaction. To assist you in complying with this requirement, a stockholder statement is enclosed that you can complete and attach to your U.S. federal income tax return for the period including March 31, 2003. If you are a calendar year taxpayer, the enclosed statement should be attached to your U.S. federal income tax return for 2003.

The distribution of 1 share of HH Group common stock for every thirteen and one third (13 1/3) shares of TMP common stock outstanding for which you were the record holder as of the close of business on March 14, 2003, the record date, may have entitled you to receive a fractional share of HH Group common stock. However, fractional shares of HH Group common stock will not be issued as part of the distribution nor credited to book-entry accounts. Instead, if you are a record holder entitled to receive less than one share of HH Group common stock, the distribution agent will aggregate your fractional shares with the fractional shares of other such record holders and sell them through a broker-dealer that is unaffiliated with either TMP or HH Group, in the open market at the then prevailing prices on behalf of you and the other such holders. You will then receive a check in an amount equal to your pro rata share of the total net proceeds of that sale. TMP will bear the brokerage commissions incurred in connection with such sales.

If you hold your TMP common stock through a bank or brokerage firm, you will receive whole and/or fractional shares of HH Group common stock that you are entitled to receive based on the policies and practices of your bank or brokerage firm.

TMP stockholders who receive cash in lieu of a fractional share of HH Group common stock will recognize gain or loss for U.S. federal income tax purposes measured by the difference between the allocable tax basis of the fractional share (see tax basis computation discussed below) and the amount of cash received. Therefore, you should keep a record of the amount of cash you receive in lieu of receiving a fractional share of HH Group common stock for purposes of completing your U.S. federal income tax return for the period that includes the spin-off.

U.S. Federal Income Tax Basis

The letter ruling from the IRS states that for U.S. federal income tax purposes, TMP stockholders will not recognize any income, gain or loss when they receive shares of HH Group common stock due to the spin-off. However, as in any sale of stock, you must recognize any gain or loss you realize if you subsequently sell shares of TMP or HH Group common stock. To determine your gain or loss from the sale of TMP or HH Group common stock, you will need to know your tax basis for the stock sold. Enclosed is a worksheet that illustrates how to allocate the tax basis in the TMP common stock among such shares of TMP common stock and HH Group common stock. The following discussion does not address the allocation of tax basis by persons who did not hold their shares of TMP common stock continuously from the record date until the distribution date or who sold shares of HH Group common stock in the "when-issued" trading market. Please consult your tax advisor for additional guidance about the determination of tax basis under such circumstances.

To allocate the tax basis in your TMP common stock you will need to know:

  •
  the number of shares of TMP common stock you held on the record date (March 14, 2003) and

  •
  your total tax basis in those shares immediately prior to the spin-off.

Generally, the total tax basis of TMP common stock you purchased is equal to the total price you paid for those shares plus any commissions or other fees you paid. If you received any of your shares by gift, bequest or through a merger, reorganization, stock split, or similar corporate transaction, special rules apply for purposes of determining the tax basis of your shares that are beyond the scope of this Tax Information Statement. Please consult your tax advisor for additional guidance about the determination of the tax basis of your shares of TMP common stock.

As a result of the spin-off, you were entitled to receive 1 share of HH Group common stock for every thirteen and one third (13 1/3) shares of TMP common stock you owned on the record date (i.e., .075 shares of HH Group common stock for each share of TMP common stock). U.S. federal income tax law requires that you allocate the tax basis of the TMP shares you owned on the record date between (i) those TMP shares, and (ii) the HH Group shares you were entitled to receive in the spin-off (including fractional shares, if any, sold on your behalf). This allocation depends on the ratio of the fair market values of the shares of TMP and HH Group common stock. The enclosed tax basis worksheet explains this calculation and includes a sample allocation of tax basis between TMP and HH Group shares. Please note that this calculation will need to be repeated for each block of shares of TMP common stock in which you have a different tax basis.

The percentages of tax basis to be allocated to shares of TMP and HH Group common stock are based on the average of the high and low sale prices per share on The Nasdaq National Market on April 1, 2003, the first "regular way" trading date of the HH Group shares. The average of the high and low sale prices of TMP common stock on April 1, 2003 was $10.275; the average of the high and low sale prices of HH Group common stock on April 1, 2003 was $11.40. Consequently, the percentage of tax basis allocable to shares of TMP common stock is 92.32% and the percentage of tax basis allocable to shares of HH Group common stock is 7.68%.

Holding Period

The letter ruling from the IRS addressed the appropriate manner to calculate the holding period of your shares of HH Group common stock for federal income tax purposes if you hold your shares of TMP common stock as a capital asset. To determine your holding period, the letter ruling provides that you add (i) the period you hold the shares of HH Group common stock from the distribution date until you sell them and (ii) your holding period for the shares of TMP common stock with respect to which you received the distribution of HH Group common stock.

For example, assume you hold shares of HH Group common stock received in the spin-off for three months after the March 31, 2003, distribution date before disposing of such stock. If you held the shares of TMP common stock that entitled you to receive the shares of HH Group common stock for ten months prior to March 31, 2003, you will be treated as having held the HH Group shares for a total of thirteen months before the disposition. Since the holding period of the shares of HH Group common stock in such a case would exceed one year, any gain or loss on the disposition would be long-term capital gain or loss if you had held such stock as a capital asset.

The information regarding the U.S. federal income tax consequences of the spin-off presented in this letter is for general reference only and does not purport to cover all U.S. federal income tax consequences that may apply to all categories of shareholders. Accordingly, all shareholders should consult their own tax advisors regarding the particular federal, foreign, state, and local tax consequences of the spin-off to them and any proposed or subsequent changes in applicable law.

SHAREHOLDER STATEMENT PURSUANT TO TREASURY REGULATION SECTION 1.355-5(b)

Statement of shareholder receiving a distribution of stock in Hudson Highland Group, Inc. ("HH Group") pursuant to Treasury Regulation Section 1.355-5(b).

1.
The undersigned, a shareholder owning shares in TMP Worldwide Inc. as of March 14, 2003, received a distribution of stock in HH Group pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

2.
The names and addresses of the corporations involved are as follows:

(a)
TMP Worldwide Inc., 622 Third Avenue, 39th Floor, New York, NY 10017

(b)
Hudson Highland Group, Inc., 622 Third Avenue, 38th Floor, New York, NY 10017

3.
The undersigned surrendered no stock or securities in TMP Worldwide Inc. in connection with the distribution.

4.
The undersigned received            shares (including fractional shares) of common stock of HH Group in the distribution.

5.
By letter dated March 4, 2003, the IRS ruled that the distribution by TMP Worldwide Inc. of shares of HH Group qualifies as a tax-free transaction under Section 355 of the Code.

Shareholder's Signature:

Spouse's Signature (if stock held jointly):

Attach to your U.S. Federal Income Tax Return for the Tax Period including March 31, 2003.

U.S. FEDERAL INCOME TAX BASIS WORKSHEET (EXAMPLE ONLY)1

		Hypothetical Example[2]
1.	Number of TMP shares held.	100
2.	Multiply line 1 by .075. Number of HH Group shares you were entitled to receive.[3]	7.5
3.	Tax basis of pre-spin TMP shares,	$1000.00
4.	Percentage of the tax basis allocated to your post-spin TMP shares (see the attached calculation).	92.32%
5.	Percentage of the tax basis allocated to your HH Group shares (see the attached calculation).	7.68%
6	Line 3 multiplied by line 4. This is the new tax basis of your TMP shares post spin-off.	$923.20
7.	Divide line 6 by line 1. This is the new tax basis per share of your TMP shares post spin-off.	$9.23
8.	Line 3 multiplied by line 5. This is the tax basis of the HH Group shares that you were entitled to receive.	$76.80
9.	Divide line 8 by line 2. This is the tax basis per share of the HH Group shares that you were entitled to receive.[4]	$10.24

Please note that this calculation will need to be repeated for each block of shares of TMP common stock in which you have a different tax basis.

This worksheet and the attached sample allocation assume that you held your shares of TMP common stock continuously from the record date until the distribution date and that you did not sell shares of HH Group common stock in the "when-issued" trading market.

3
If (i) this number is less than one and you are a record holder of TMP common stock or (ii) it is the policy and practice of your bank or brokerage firm to issue cash in lieu of fractional shares, you will receive a check in lieu of the fractional share.

If you received a check in lieu of a fractional share, this number multiplied by the decimal equivalent of such fractional share is the allocable tax basis for such fractional share.

Example of Calculation of Percentage of Tax Basis Allocable Among TMP and HH Group Shares

		TMP	HH Group	Total
1.	High stock price on first trading date of HH Group shares	$10.51	$13.80	N/A
2.	Low stock price on first trading date of HH Group shares	$10.04	$9.00	N/A
3.	Average of line 1 and line 2. Fair market value per share	$10.275	$11.40	N/A
4.	Distribution ratio	N/A	..075	N/A
5.	HH Group line 3 multiplied by HH Group line 4	N/A	..855	N/A
6.	Relative fair market values of TMP and HH Group stock on the distribution date. Carry down TMP line 3 and HH Group line 5 and aggregate	10.275	..855	11.13
7.	Percentage of tax basis allocable among TMP and HH Group shares (line 6 divided by total in line 6)	92.32%	7.68%	100.00%

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  Exhibit 99.1
TAX INFORMATION STATEMENT